Exhibit 4.6

FORM OF
SUBSCRIPTION RIGHTS CERTIFICATE

Subscription Rights Certificate Number:	Number of Subscription Rights:

Number of Common Shares for which You May Subscribe under Your Basic Subscription Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE

PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE

PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER

COMPANY, AS THE CORPORATION’S SUBSCRIPTION AGENT

If You Exercise All of Your Basic Subscription Rights, You Will Be Entitled to Exercise an Over-Subscription Privilege, Subject to the Limitations Described in the Corporation’s Prospectus Dated [    •    ], 2012 (the “Prospectus”).

The Rights Offering expires at 5:00 p.m. Eastern Time, on July 16, 2012.  Mackinac Financial Corporation may extend the Rights Offering without notice to you.

Incorporated under the laws of the State of Michigan

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Common Shares

Subscription Price: $5.75 Per Share

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (the “Subscription Rights”) set forth above, each full right of which gives the owner a basic subscription right that entitles the owner to subscribe for and purchase approximately one (1) common share, no par value per share, of Mackinac Financial Corporation, a Michigan corporation, on the terms and subject to the conditions set forth in the Prospectus. If all of such basic subscription rights are exercised, such owner will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the Subscription Price for each common share as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of Michigan.

Witness the signature of the duly authorized officers of Mackinac Financial Corporation

Dated: [•], 2012

REGISTRAR AND TRANSFER COMPANY

as TRANSFER AGENT AND REGISTRAR

By:
(Authorized Signature)

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Hand or Overnight Courier
(Until 5:00 p.m. Eastern Time on
By First Class Mail:	the expiration date of the rights offering):

Registrar and Transfer Company	Registrar and Transfer Company
P.O. Box 645	10 Commerce Drive
Cranford, NJ 07016	Cranford, NJ 07016
Attn: Reorg/Exchange Dept.	Attn: Reorg/Exchange Dept.

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute valid delivery.

SECTION 1	SECTION 2

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS.

Method of Exercise Of Rights
If this Section 2 is left blank, shares will be issued to you as record holder of the Subscription Rights and delivered to your registered address.

In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege.  To be timely, the subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m. Eastern Time, on July 16, 2012, unless such date is extended by the Company.

(a) To be completed ONLY if the certificate representing the Common Shares is to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Taxpayer ID # or Social Security #)

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer to TD Bank, 600 Atrium Way, Mt. Laurel, NJ 08054 f/b/o Registrar and Transfer Company as rights offering agent, Account No. 276-053-5977, ABA No. 031-201-360, personal check drawn on a U.S. bank, or a certified check, in each case payable to “Mackinac Financial Corporation.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for common shares as indicated below, on the terms and subject to the conditions specified in this

(b) To be completed ONLY if the certificate representing the Common Shares is to be sent to an address other than that shown on the front of this Subscription Rights Certificate. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Prospectus:

Basic Subscription Rights

I exercise:

                            rights x         $5.75        =

(no. of whole rights)    (Subscription Price)  (amount enclosed)

The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for common shares as indicated below, on the terms and subject to the conditions specified in this Prospectus:

Over-Subscription Privilege

If you have exercised all of your Basic Subscription Rights and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege.

 GUARANTEE OF SIGNATURE(S):

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange or (c) a credit union.

(Name of Bank or Firm)
\\
By:
(Signature of Officer)

I apply for:

x $5.75 = $
(no. of over-subscription shares applied for)	(Subscription Price)	(additional amount enclosed)

Total Amount Enclosed:

$
(sum of basic plus over-subscription amounts)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I acknowledge and agree that the Corporation may accept or reject my subscription at any time.

Signature(s) of Subscriber(s):

THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM